Exhibit 99.1

Republic First Bancorp, Inc. Receives Anticipated Nasdaq Notice of Delisting; Plans to Appeal Determination

Philadelphia, PA, October 5, 2022  [/PRNewswire/] -- Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company”), the holding company for Republic First Bank d/b/a Republic Bank, announced that on September 29, 2022, the Company was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s continued non-compliance with the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1), the Company’s securities were subject to delisting unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company intends to request a hearing, which will stay any further action by the Staff, and to request a further stay of any suspension action by the Panel pending the ultimate conclusion of the hearing process. At the hearing, the Company will present its plan to regain compliance with the filing requirement and request an extension of time to do so.

In accordance with the Staff’s earlier determination in this matter, the Company was required to file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and Quarterly Reports on Forms 10-Q for the periods ended March 31, 2022, and June 30, 2022 (the “Quarterly Reports”) by September 27, 2022. This date constituted the full extent of the Staff’s discretion in this matter and, as such, the Staff was required to issue the listing determination.

The Company expects to file the Reports in the fourth quarter of 2022. The Company is currently conducting its review of and procedures with respect to the Reports and associated financial statements. Although the Company is working diligently to file these Reports as soon as possible, there can be no assurance that such Reports will be filed in the fourth quarter of 2022 or before any hearing before the Nasdaq Hearings Panel, or that the Nasdaq Hearings Panel will grant the Company’s planned request for a stay pending the hearing. If the Company’s planned appeal is denied or it fails to timely regain compliance with Nasdaq’s continued listing standards, the common stock of the Company will be subject to delisting on The Nasdaq Global Market.

About Republic First Bancorp, Inc.

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank provides diversified financial products through its thirty-four stores located in Greater Philadelphia, Southern New Jersey, and New York City. Republic Bank stores have extended lobby and drive-thru hours providing customers with some of the most convenient hours compared to any bank in its market. The Bank offers free checking, coin counting, ATM/debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its mortgage division, which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements, the Nasdaq Hearings Panel granting the Company’s request for a stay pending the hearing, the Company’s request that the Staff Determination be further stayed pending the resolution of the Company’s appeal, and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. For additional factors that could cause results to differ materially from forward-looking statements contained in this press release, see the cautionary language set forth before the “Executive Summary” in Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and the Risk Factors contained in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Source:	Republic First Bancorp, Inc.

Contact:	Frank A. Cavallaro, CFO
(215) 735-4422